                                                                  Exhibit 8(ttt)


                  FORM OF AGREEMENT AND PLAN OF REORGANIZATION

         AGREEMENT AND PLAN OF REORGANIZATION dated as of _________, 2006 (the "Agreement"), between Janus Investment Fund, a Massachusetts business trust with offices at 151 Detroit Street, Denver, Colorado 80206 (the "Transferring Trust"), on behalf of the Institutional Shares class and Service Shares class (each, a Transferring Class") of its series, Janus Money Market Fund and Janus Government Money Market Fund (each series of the Transferring Trust, a "Transferring Fund"), and Janus Adviser Series, a Delaware statutory trust (the "Acquiring Trust"), on behalf of the Institutional Shares class and Service Shares class (each, an "Acquiring Class") of its series, Janus Institutional Money Market Fund and Janus Institutional Government Money Market Fund (each series of the Acquiring Trust, an "Acquiring Fund").

         WHEREAS, each Transferring Fund is authorized to issue three classes of shares, Investor Shares, Institutional Shares and Service Shares, and may issue additional classes in the future;

         WHEREAS, each Acquiring Fund is authorized to issue five classes of shares, Select Shares, Primary Shares, Premium Shares, Institutional Shares and Service Shares, and may issue additional classes in the future;

WHEREAS, for each Transferring Class of a Transferring Fund, there is a corresponding Acquiring Class of each Acquiring Fund (and this Agreement refers to the Transferring Class and the corresponding Acquiring Class as "corresponding" classes) and for each Transferring Fund, there is an Acquiring Fund corresponding to each Transferring Fund as follows (and this Agreement refers to the Transferring Fund and the corresponding Acquiring Fund as "corresponding" funds):



               TRANSFERRING TRUST                                           ACQUIRING TRUST
               ------------------                                           ---------------
        Janus Money Market Fund                               Janus Institutional Money Market Fund

        Janus Government Money Market Fund                    Janus Institutional Government Money Market Fund

         WHEREAS, the Transferring Trust and the Acquiring Trust wish to effect a reorganization (the "Reorganization"), which will consist of designating each Transferring Class of each Transferring Fund as a new series of the Transferring Trust, assigning to each new series a portion of the assets and liabilities of the Transferring Fund equal in value to the aggregate net asset value of the Transferring Fund represented by the Transferring Classes, as applicable, transferring the assets and liabilities of the corresponding new series to the corresponding Acquiring Class of each Acquiring Fund in exchange for shares of the corresponding Acquiring Class of each Acquiring Fund (the "Acquiring Fund Shares") and the redemption of those Transferring Class shares by distribution in kind to the holders thereof of the corresponding Acquiring Fund Shares, such actions to occur on the closing date provided for in paragraph 4.1 hereof (the "Closing Date"), all upon the terms and conditions hereinafter set forth in this Agreement;

         WHEREAS, as of the Closing Date, the Transferring Trust and the Acquiring Trust are registered, open-end management investment companies, each Transferring Class and Transferring Fund will be duly established and designated classes and series of the Transferring Trust, and each Acquiring Class and Acquiring Fund will be duly established and designated classes and series of the Acquiring Trust;

         WHEREAS, both the Transferring Trust and the Acquiring Trust will be authorized as of the Closing Date to issue shares of beneficial interest in connection with the Reorganization;

         WHEREAS, the Board of Trustees of the Transferring Trust has determined that the Reorganization is in the best interests of each Transferring Fund and that the interests of each Transferring Fund's shareholders would not be diluted as a result of the Reorganization;

         WHEREAS, the Board of Trustees of the Acquiring Trust has determined that the Reorganization is in the best interests of each Acquiring Fund and that the interests of each Acquiring Fund's shareholders would not be diluted as a result of the Reorganization; and

         NOW, THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter set forth, the parties agree as follows:

1.       CREATION OF ACQUIRING FUNDS

         1.1 INVESTMENT OBJECTIVES, POLICIES AND PROCEDURES. Prior to the Closing Date, the Board of Trustees of the Acquiring Trust shall adopt for each Acquiring Fund investment objectives, policies and procedures identical to those of the corresponding Transferring Fund.

         1.2 AGREEMENTS AND PLANS. Prior to the Closing Date, the Board of Trustees of the Acquiring Trust shall adopt for each Acquiring Class of each Acquiring Fund investment advisory agreements, other agreements, and distribution and administration plans and fees substantially similar to those of the corresponding Transferring Class of the corresponding Transferring Fund.

         1.3 INITIAL SHAREHOLDER APPROVALS. Prior to the valuation time provided for in paragraph 3.1 hereof (the "Valuation Time"), each Acquiring Fund shall issue to the corresponding Transferring Fund one nominal share of the Acquiring Fund. No payment shall be made to the Acquiring Funds in connection with the issuance of these nominal shares. Provided that the shareholders of one or both Transferring Funds have approved the Reorganization, the Board of Trustees of the Transferring Trust, or any officer of the Transferring Trust duly authorized by that Board, on behalf of the Transferring Fund as sole shareholder of the corresponding Acquiring Fund, shall approve the investment advisory agreement between the Acquiring Fund and Janus Capital Management LLC ("Janus Capital") substantially similar to the current advisory agreement between the corresponding Transferring Fund and Janus Capital, to take effect the day following the Closing Date. After these approvals, and before the Valuation Time, each Transferring Fund shall redeem its nominal share of the Acquiring Fund.

2.       REORGANIZATION

         2.1 CREATION OF NEW SERIES OF THE TRANSFERRING TRUST. Subject to the terms and conditions contained herein, the Transferring Trust agrees that, as of immediately prior to the Valuation Time, it will designate each Transferring Class of each Transferring Fund as a corresponding class of a separate series of the Transferring Trust (each an "Interim Transferring Fund"), and each Transferring Fund will allocate to the corresponding Interim Transferring Fund a portion of the assets and liabilities of the Transferring Fund, including securities and cash, having a value equal to the aggregate net asset value of all Transferring Class shares of the Transferring Fund, both full and fractional, issued and outstanding (collectively, the "Transferred Assets" of that Transferring Fund), such values to be determined as set forth in paragraph
3.1. Each Interim Transferring Fund shall be newly-formed for the sole purpose of engaging in the Reorganization and shall not have any assets or engage in any business except as is necessary to consummate the Reorganization. Appendix A to this Agreement identifies, for each Transferring Class of each Transferring Fund, its corresponding Interim Transferring Fund and the corresponding Acquiring Class of the corresponding Acquiring Fund. Where appropriate due to the size of the Transferred Assets (either in absolute terms or as a percentage of the entire Transferring Fund), the Transferred Assets shall consist of as nearly a prorata portion as is reasonably practical of each security or other asset held by the Transferring Fund as of immediately prior to the Valuation Time. If, however, the size of the Transferred Assets makes it impractical to apply such a prorata split to most of the securities held by the Transferring Fund, the Transferred Assets shall be selected in a manner equitable to all shareholders of the Transferring Fund. In any case, the Transferred Assets shall be selected in a manner such that the deviation between market value and amortized cost of each Interim Transferring Fund does not materially differ from the deviation between market value and amortized cost of the corresponding Transferring Class of the corresponding Transferring Fund immediately prior to the Valuation Time. If the Transferred Assets consist all or primarily of cash, Janus Capital shall bear the cost of the brokerage and other expenses incurred by the Acquiring Funds in investing the cash. The allocation of assets under this paragraph 2.1 shall be done in accordance with the terms set forth herein and with Rule 17a-7 under the Investment Company Act of 1940, as amended (the "1940 Act"), and related no-action letters issued by the staff of the Securities and Exchange Commission, as if the allocation of assets were a sale of assets from each Transferring Class of a Transferring Fund to the corresponding Interim Transferring Fund.

         2.2 TRANSFER OF ASSETS AND LIABILITIES; ISSUANCE OF SHARES. Subject to the terms and conditions contained herein:

                  a. As of the Valuation Time, the Transferring Trust will transfer, convey and assign all of the Transferred Assets of each Interim Transferring Fund to the corresponding Acquiring Fund.

                  b. In exchange therefor, each Acquiring Fund will (i) deliver to the corresponding Interim Transferring Fund a number of full and fractional Acquiring Fund Shares equal to the number of full and fractional Transferring Class Shares of the corresponding Transferring Fund outstanding as of the Valuation Time and (ii) take certain other actions, as set forth in paragraph 2.3. In lieu of delivering certificates for the Acquiring Fund Shares, each Acquiring Fund shall cause its transfer agent to credit the Acquiring Fund Shares to the corresponding Interim Transferring Fund's account on the books of the Acquiring Fund and shall deliver a confirmation thereof to the corresponding Interim Transferring Fund.

                  c. Immediately after the Valuation Time and the transfer described in paragraph 2.2(b), each Interim Transferring Fund shall transfer all of the shares of the Acquiring Fund to the corresponding Transferring Fund in complete liquidation of the Interim Transferring Fund and all outstanding shares of the Interim Transferring Fund shall be cancelled.

         2.3 LIABILITIES. Each Transferring Fund will endeavor to discharge all of its known liabilities and obligations attributable to its Transferring Classes prior to the Closing Date to the extent reasonably practicable. Each Transferring Fund will transfer to the corresponding Interim Transferring Fund, which will assume, any such liabilities and obligations which have not been discharged prior to the Closing Date as provided for in paragraphs 2.1 and 2.2. The Acquiring Fund will, in turn, assume all such known liabilities, debts, obligations and duties of the Interim Transferring Fund.

         2.4 DELIVERY OF ASSETS. Each Interim Transferring Fund shall deliver the Transferred Assets at the closing provided for in paragraph 4.1 (the "Closing") to the custodian for the corresponding Acquiring Fund (each, a "Custodian"), for the account of the corresponding Acquiring Class of the corresponding Acquiring Fund, all securities not in bearer form duly endorsed, or accompanied by duly executed separate assignments or stock powers, in proper form for transfer, with signatures guaranteed, and with all necessary stock transfer stamps, sufficient to transfer good and marketable title thereto (including all accrued interest and dividends and rights pertaining thereto) to the Custodian for the account of the corresponding Acquiring Fund free and clear of all liens, encumbrances, rights, restrictions and claims. All cash delivered shall be in the form of immediately available funds payable to the order of the Custodian for the account of the corresponding Acquiring Fund.

         2.5 SUBSEQUENT DIVIDENDS OR INTEREST PAYMENTS. Each Transferring Class of each Transferring Fund will pay or cause to be paid to the corresponding Acquiring Class of the corresponding Acquiring Fund any dividends or interest received on or after the Closing Date with respect to any of the Transferred Assets. Each Transferring Class of each Transferring Fund will transfer to the corresponding Acquiring Class of the corresponding Acquiring Fund any distributions, rights or other assets received by (and attributable to the Transferring Classes of) the Transferring Fund on or after the Closing Date as distributions on or with respect to any of the Transferred Assets. Such assets shall be deemed included in the Transferred Assets and shall not be separately valued.

         2.6 DISTRIBUTION OF ACQUIRING FUND SHARES. Immediately following the transfer in Sections 2.2, 2.3 and 2.4, each Transferring Fund will distribute in kind pro rata to the holders of record of the shares of the corresponding Transferring Classes of the corresponding Transferring Fund, determined as of the Valuation Time, in redemption of such shares of the Transferring Classes, the Acquiring Fund Shares received by the Transferring Fund pursuant to paragraph 2.2. Such distribution will be accomplished by the transfer agent of each Acquiring Fund transferring the Acquiring Fund Shares then credited to the account of the corresponding Transferring Funds on the books of the Acquiring Fund to open accounts on such books in the names of the holders of the Transferring Funds' shares and representing the respective pro rata number of the Acquiring Fund Shares due each such shareholder.

         2.7 TRANSFER TAXES. Any transfer taxes payable upon issuance of the Acquiring Fund Shares in a name other than that of the registered holder of the redeemed Transferring Fund shares on the books of the Transferring Fund shall, as a condition of such issuance and transfer, be paid by the person to whom such Acquiring Fund Shares are to be issued and transferred.

         2.8 REPORTING RESPONSIBILITIES. Any reporting responsibility of the Transferring Funds is and shall remain the responsibility of the Transferring Funds after the Reorganization.

         2.9 EXPENSES. Janus Capital shall bear all expenses incurred in connection with the Agreement and the transactions contemplated herein.

3.       VALUATION

         3.1 VALUATION OF THE TRANSFERRED ASSETS. The value of the Transferred Assets of each Transferring Fund shall be their values computed as of the close of the regular trading session on the New York Stock Exchange (normally 4:00 p.m., New York City time) on the Closing Date (the "Valuation Time") based on the Transferring Fund's valuation procedures set forth in the Transferring Fund's then-current Prospectus and Statement of Additional Information. The aggregate net asset value of the shares of each Transferring Class of each Transferring Fund, both full and fractional, issued and outstanding, shall be equal to (a) the number of Transferring Class shares issued and outstanding at the Valuation Time, multiplied by (b) the net asset value per share of a Transferring Class share computed as of the Valuation Time, based on the Transferring Fund's valuation procedures set forth in the Transferring Fund's then-current Prospectus and Statement of Additional Information.

         3.2 NET ASSET VALUES OF THE ACQUIRING FUNDS. The net asset value of a share of an Acquiring Class of an Acquiring Fund as of the Valuation Time shall be the same as net asset value per share of the corresponding Transferring Class shares of the corresponding Transferring Fund computed as of the Valuation Time in accordance with paragraph 3.1.

4.       CLOSING AND CLOSING DATE

         4.1 CLOSING TIME AND PLACE. Subject to the provisions of Section 8 of this Agreement, the Closing Date shall be February 23, 2007, or such other date as the parties may mutually agree. All acts taking place on the Closing Date, other than the acts called for by paragraph 1.3 hereof, shall be deemed to take place simultaneously as of the close of the regular trading session on the New York Stock Exchange on the Closing Date unless otherwise provided, notwithstanding that the Closing shall be held at 4:30 p.m., Mountain time, on the Closing Date at the offices of Janus Capital, 151 Detroit Street, Denver, Colorado 80206, or at such other time and/or place as the parties may mutually agree.

         4.2 CUSTODIAN CERTIFICATE. Each Custodian shall deliver at the Closing a certificate of an authorized officer stating that the Transferred Assets for each Interim Transferring Fund have been delivered in proper form to each Acquiring Fund.

         4.3 DELAY IN VALUATION. If at the Valuation Time (a) the trading market or markets for portfolio securities of any Interim Transferring Fund shall be closed to trading or trading thereon shall be restricted, or (b) trading or the reporting of trading in such market or markets shall be disrupted so that accurate appraisal of the value of the Transferred Assets is impracticable, the Closing Date shall be postponed until the first business day after the day when trading shall have been fully resumed and reporting shall have been restored.

         4.4 TRANSFER AGENT CERTIFICATES. The transfer agent for the Transferring Trust shall deliver at the Closing a certificate of an authorized officer stating that its records contain the names and addresses of all the shareholders of each Interim Transferring Fund and the number of outstanding shares owned by each such shareholder immediately prior to the Closing. The transfer agent for the Acquiring Trust shall issue and deliver to the Secretary of the Transferring Trust a confirmation, or other evidence satisfactory to the Transferring Trust, that the shares of each Acquiring Class of each Acquiring Fund to be transferred to the corresponding Interim Transferring Fund on the Closing Date have been credited to the Interim Transferring Fund's account on the books of the Acquiring Fund.

         4.5 OTHER DOCUMENTS. At the Closing, each party shall deliver to the other such bills of sale, checks, assignments, receipts or other documents as such other party or its counsel may reasonably request.

5.       REPRESENTATIONS AND WARRANTIES

         5.1 REPRESENTATIONS AND WARRANTIES OF THE TRANSFERRING TRUST. The Transferring Trust represents and warrants to the Acquiring Trust as follows:

                  a. Structure and Standing. The Transferring Trust is a business trust duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and has power to own all of its properties and assets and to carry out this Agreement.

                  b. SEC Registration. The Transferring Trust is registered under the 1940 Act as an open-end management investment company, and such registration has not been revoked or rescinded and is in full force and effect.

                  c. Series and Classes. Each Transferring Fund and Transferring Class is a duly established and designated series and class, respectively, of the Transferring Trust. On or before the Closing Date, the Transferring Trust will designate each Interim Transferring Fund as a duly established and designated series of the Transferring Trust.

                  d. Prospectus. The current prospectus and statement of additional information of the Transferring Classes of each Transferring Fund conform in all material respects to the applicable requirements of the Securities Act of 1933, as amended (the "1933 Act"), and the 1940 Act and the rules and regulations of the SEC thereunder and do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  e. Declaration of Trust. The Transferring Trust is not, and the execution, delivery and performance of this Agreement will not result, in material violation of the Transferring Trust's Amended and Restated Agreement and Declaration of Trust dated March 18, 2003, as amended (the "Declaration of Trust") or the Trust's By-Laws or of any agreement, indenture, instrument, contract, lease or other undertaking to which the Transferring Trust or any Transferring Fund is a party or by which it is bound.

                  f. Contracts. The Transferring Trust has no material contracts or other commitments outstanding (other than this Agreement) that will be terminated with liability to any Transferring Fund's Transferring Classes on or prior to the Closing Date.

                  g. Litigation. No litigation or administrative proceeding or investigation of or before any court or governmental body is currently pending or to its knowledge threatened against the Transferring Trust with respect to its Transferring Funds or any of their properties or assets that, if adversely determined, would materially and adversely affect its financial condition or the conduct of its business. The Transferring Trust knows of no facts that might form the basis for the institution of such proceedings and is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body that materially and adversely affects its business or its ability to consummate the transactions herein contemplated.

                  h. Financial Statements. The Statements of Assets and Liabilities of each Transferring Class of each Transferring Fund for the fiscal years ended October 31, 2004, 2005 and 2006 have been audited by PricewaterhouseCoopers, LLP, independent auditors; such financial statements are in accordance with generally accepted accounting principles, consistently applied; such statements (copies of which have been furnished to the Acquiring Trust) fairly reflect the financial condition of the Transferring Classes of the Transferring Funds as of such dates; and there are no known contingent liabilities of the Transferring Classes of the Transferring Funds as of such dates not disclosed therein.

                  i. No Material Changes. Since October 31, 2006, there has not been any material adverse change in the Transferring Funds' financial condition, assets, liabilities or business other than changes occurring in the ordinary course of business, or any incurrence by any Transferring Fund of indebtedness maturing more than one year from the date such indebtedness was incurred.

                  j. Tax Returns. At the Closing Date, all federal and other tax returns and reports of the Transferring Funds required by law to have been filed by such date shall have been filed, and all federal and other taxes shall have been paid so far as due, or provision shall have been made for the payment thereof; and, to the best of the Transferring Trust's knowledge, no such return is currently under audit and no assessment has been asserted with respect to any such return.

                  k. RIC Status. For each taxable year of the Transferring Funds ended on or prior to the Closing Date, they have met the requirements of subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), for qualification and treatment as a regulated investment company, and will continue to meet all such requirements for the taxable year that includes the Closing Date.

                  l. Shares. All issued and outstanding shares of each Transferring Class of each Transferring Fund are duly and validly issued and outstanding, fully paid and nonassessable by the Transferring Fund, except to the extent that under Massachusetts law shareholders of a business trust may, under certain circumstances, be held personally liable for its obligations. All of the issued and outstanding shares of the Interim Transferring Funds, at the Valuation Time, will be held by the persons and in the amounts set forth in the records of the transfer agent as provided in paragraph 4.4. The Interim Transferring Funds do not have outstanding any options, warrants or other rights to subscribe for or purchase any shares of any Interim Transferring Fund, nor is there outstanding any security convertible into any share of any of the Interim Transferring Funds, except such as are contemplated herein.

                  m. Authority to Transfer Transferred Assets. On the Closing Date, each Interim Transferring Fund will have full right, power and authority to sell, assign, transfer and deliver the Transferred Assets.

                  n. Authorization. The execution, delivery and performance of this Agreement will have been duly authorized prior to the Closing Date by all necessary action on the part of the Transferring Trust's Board of Trustees; and, subject to the approval of the shareholders of each Transferring Fund and assuming due execution and delivery hereof by the Acquiring Trust, this Agreement will constitute the valid and legally binding obligation of the Transferring Trust on behalf of its series, enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto, and to general principles of equity and the discretion of the court (regardless of whether the enforceability is considered in a proceeding in equity or at law).

                  o. Proxy Statement. The Proxy Statement (as defined in paragraph 6.3 hereof) (other than information that relates to or has been furnished by the Acquiring Trust) will, on the mailing date of the Proxy Statement and on the Closing Date, not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading.

         5.2 REPRESENTATIONS AND WARRANTIES OF THE ACQUIRING TRUST. The Acquiring Trust represents and warrants to the Transferring Trust as follows:

                  a. Structure and Standing. The Acquiring Trust is a statutory trust duly organized, validly existing and in good standing under the laws of the State of Delaware and has power to own its properties and assets and to carry out this Agreement.

                  b. SEC Registration. The Acquiring Trust is registered under the 1940 Act as an open-end, management investment company, and, as of the Closing Date, such registration will not have been revoked or rescinded and will be in full force and effect.

                  c. Prospectus. Each Acquiring Fund's prospectus and statement of additional information that is or will be included in the Acquiring Trust's registration statement will, at the time the registration statement becomes effective, conform in all material respects to the applicable requirements of the 1933 Act, the 1940 Act and the rules and regulations of the SEC thereunder and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  d. Trust Instrument. The Acquiring Trust is not, and the execution, delivery and performance of this Agreement will not result, in material violation of its Amended and Restated Trust Instrument dated March 18, 2003, as amended (the "Trust Instrument"), or its By-Laws or of any agreement, indenture, instrument, contract, lease or other undertaking to which it is a party or by which it is bound.

                  e. Litigation. No litigation or administrative proceeding or investigation of or before any court or governmental body is currently pending or to its knowledge threatened against the Acquiring Trust or any of its properties or assets that, if adversely determined, would materially and adversely affect its financial condition or the conduct of its business. The Acquiring Trust knows of no facts that might form the basis for the institution of such proceedings and is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body that materially and adversely affects its business or its ability to consummate the transactions herein contemplated.

                  f. Shares. All shares of the Acquiring Trust issued in connection with the Reorganization will be duly and validly issued and outstanding, fully paid and nonassessable by the Acquiring Trust, except to the extent that under Delaware law shareholders of a statutory trust may, under certain circumstances, be held personally liable for its obligations. The Acquiring Trust does not have outstanding any options, warrants or other rights to subscribe for or purchase any shares of the Acquiring Trust, nor is there outstanding any security convertible into any shares of the Acquiring Trust, except such as are contemplated herein.

                  g. Authorization. The execution, delivery and performance of this Agreement will have been duly authorized prior to the Closing Date by all necessary action, if any, on the part of the Acquiring Trust's Board of Trustees; and, assuming due execution and delivery hereof by the Transferring Trust, this Agreement will constitute the valid and legally binding obligation of the Acquiring Trust on behalf of the Acquiring Funds, enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto, and to general principles of equity and the discretion of the court (regardless of whether the enforceability is considered in a proceeding in equity or at law).

                  h. Proxy Statement. The Proxy Statement (only insofar as it relates to the Acquiring Trust and is based on information furnished by the Acquiring Trust) will, on the mailing date of the Proxy Statement and on the Closing Date, not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading.

6.       COVENANTS OF THE TRANSFERRING TRUST AND THE ACQUIRING TRUST

         6.1 ORDINARY COURSE. The Transferring Trust will operate its business in the ordinary course between the date hereof and the Closing Date, it being understood that such ordinary course of business will include the declaration and payment of customary dividends and other distributions in the ordinary course and on the Closing Date.

         6.2 SHAREHOLDER MEETING. The Transferring Trust shall call a meeting of its Transferring Fund shareholders to consider and act upon this Agreement and to take all other action necessary to obtain approval of the transactions contemplated herein.

         6.3 PROXY STATEMENT. The Transferring Trust and the Acquiring Trust shall cooperate in the provision of all information reasonably necessary for the preparation, filing and mailing of the proxy statement in connection with the meeting of the Transferring Class shareholders to consider approval of this Agreement and the transactions contemplated herein (the "Proxy Statement").

         6.4 APPROVALS. The Acquiring Trust shall use all reasonable efforts to obtain the approvals and authorizations required by the 1933 Act, the 1940 Act and such of the state blue sky or securities laws as it may deem appropriate in order to continue its operations after the Closing Date.

         6.5 ADDITIONAL ACTIONS. Subject to the provisions of this Agreement, the Transferring Trust and the Acquiring Trust will each take, or cause to be taken, all action and do, or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated herein.

7.       CONDITIONS PRECEDENT

         7.1 CONDITIONS PRECEDENT TO OBLIGATION OF THE ACQUIRING TRUST. The obligations of the Acquiring Trust to consummate the transactions provided for herein shall be subject, at its election, to the performance by the Transferring Trust of all the obligations to be performed by it hereunder on or before the Closing Date and, in addition thereto, the following conditions:

                  a. Representation and Warranties. All representations and warranties of the Transferring Trust contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated herein, as of the Closing with the same force and effect as if made on the Closing Date and as of the Closing.

                  b. Certificates. The Transferring Trust shall have delivered to the Acquiring Trust at the Closing a certificate executed in its name by its President and a Vice President, in form and substance reasonably satisfactory to the Acquiring Trust, to the effect that the representations and warranties of the Transferring Trust made in this Agreement are true and correct at and as of the Closing, except as they may be affected by the transactions contemplated herein, and as to such other matters as the Acquiring Trust shall reasonably request.

         7.2 CONDITIONS PRECEDENT TO OBLIGATIONS OF THE TRANSFERRING TRUST. The obligations of the Transferring Trust to consummate the transactions provided for herein shall be subject, at its election, to the performance by the Acquiring Trust of all the obligations to be performed by it hereunder on or before the Closing Date and, in addition thereto, the following conditions:

                  a. Representations and Warranties. All representations and warranties of the Acquiring Trust contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated herein, as of the Closing with the same force and effect as if made on the Closing Date and as of the Closing.

                  b. Certificate. The Acquiring Trust shall have delivered to the Transferring Trust at the Closing a certificate executed in its name by its President and a Vice President, in form and substance reasonably satisfactory to the Transferring Trust, to the effect that the representations and warranties of the Acquiring Trust made in this Agreement are true and correct at and as of the Closing, except as they may be affected by the transactions contemplated herein, and as to such other matters as the Transferring Trust shall reasonably request.

         7.3 FURTHER CONDITIONS PRECEDENT TO OBLIGATIONS OF THE TRANSFERRING TRUST AND THE ACQUIRING TRUST. If any of the conditions set forth below does not exist on or before the Closing Date with respect to the Transferring Trust or the Acquiring Trust, the other party to this Agreement, at its option, shall not be required to consummate the transactions contemplated herein.

                  a. Shareholder Approval. This Agreement and the transactions contemplated herein shall have been approved by the requisite vote of the holders of the outstanding shares of each Transferring Fund voting both (i) together as a fund, and (ii) with regard to holders of the outstanding shares of each Transferring Class, separately as classes, in accordance with the provisions of the Transferring Trust's Declaration of Trust and the 1940 Act. If the shareholders of Transferring Classes of some but not all of the Transferring Funds approve this Agreement and the transactions contemplated herein, the Board of Trustees of the Transferring Trust or of the Acquiring Trust may terminate this Agreement pursuant to Section 8 or may determine to proceed with the Agreement and the transactions with respect to the Transferring Fund for which a necessary shareholder approval was obtained.

                  b. Litigation. On the Closing Date, no action, suit or other proceeding shall be pending before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with, this Agreement or the transactions contemplated herein.

                  c. Consents and Approvals. All consents of other parties and all other consents, orders and permits of Federal, state and local regulatory authorities (including those of the SEC and of state Blue Sky and securities authorities) deemed necessary by the Transferring Trust or the Acquiring Trust to permit consummation, in all material respects, of the transactions contemplated herein shall have been obtained, except where failure to obtain any such consent, order or permit would not involve a risk of a material adverse effect on the assets or properties of the Transferring Trust or the Acquiring Trust.

                  d. Distribution. Each Transferring Class of each Transferring Fund shall have declared a dividend or dividends that, together with all previous dividends, shall have the effect of distributing to the Transferring Fund's shareholders all of its investment company taxable income, and net interest income excludable from gross income under section 103(a) of the Code, for all its taxable years ended on or prior to the Closing Date and for its current taxable year through the Closing Date (computed without regard to any deduction for dividends paid) and any net capital gain realized in all such taxable years (after reduction for any capital loss carryforward).

                  e. Tax Opinion. The Transferring Trust shall have received an opinion from Vedder, Price, Kaufman & Kammholz, P.C. substantially to the effect that the Transferring Funds should not recognize any gain or loss for federal income tax purposes as a result of the in-kind redemption of the shares of the Transferring Classes pursuant to the Reorganization. Each of the Transferring Trust, on behalf of the Transferring Funds, and the Acquiring Trust, on behalf of the Acquiring Funds, shall cooperate in providing such representations as are requested by counsel to render such opinion.

                  f. Amortized Cost and Market Value Deviation. The net asset value per share of the Transferring Fund calculated using market values shall not deviate by more than .5 of 1% from the net asset value per share calculated using amortized cost during the period from the date hereof to the Closing.

8.       TERMINATION OF AGREEMENT

         8.1 TERMINATION. This Agreement and the transactions contemplated herein may be terminated and abandoned by resolution of the Board of Trustees of the Transferring Trust or of the Acquiring Trust, as the case may be, at any time at or prior to the Closing Date (notwithstanding any vote of shareholders) if: (a) circumstances should develop that, in the opinion of either such Board, make proceeding with this Agreement inadvisable; (b) a material breach by the other party of any representation, warranty or agreement contained therein has occurred; (c) a condition to the obligation of the terminating party cannot reasonably be met.

         8.2 EFFECT OF TERMINATION. If this Agreement is terminated and the Reorganization is abandoned pursuant to the provisions of this Section 8, this Agreement shall become void and have no effect, without any liability on the part of either party hereto or the Trustees, officers or shareholders of the Transferring Trust or of the Acquiring Trust, as the case may be, in respect of this Agreement. If this Agreement is terminated or the exchange contemplated herein is abandoned, Janus Capital shall bear all expenses incurred in connection with this Agreement and the transactions contemplated herein up to the time of such termination or abandonment.

9.       MISCELLANEOUS

         9.1 WAIVER. At any time prior to the Closing Date, any of the conditions set forth in Section 7 may be waived by the Board of Trustees of the Transferring Trust or of the Acquiring Trust, as the case may be, if, in the judgment of either, such waiver will not have a material adverse effect on the benefits intended under this Agreement to the Transferring Trust or the Acquiring Trust as the case may be.

         9.2 CAPTIONS. The captions contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         9.3 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties included or provided for herein shall survive consummation of the Reorganization.

         9.4 ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding between the parties with respect to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of every kind and nature between them relating to the subject matter hereof. Neither party shall be bound by any condition, definition, warranty or representation other than as set forth or provided in this Agreement or as may be, on or subsequent to the date hereof, set forth in a writing signed by the party to be bound thereby.

         9.5 AUTHORIZATIONS. All agreements, representations, actions and obligations described herein made or to be taken or undertaken by a Transferring Fund or an Interim Transferring Fund are made and shall be taken or undertaken by the Transferring Trust on behalf of the Transferring Fund or the Interim Transferring Fund. All agreements, representations, actions and obligations described herein made or to be taken or undertaken by an Acquiring Fund are made and shall be taken or undertaken by the Acquiring Trust on behalf of the Acquiring Fund.

         9.6 TRUST DISCLOSURE. Copies of the Declaration of Trust of the Transferring Trust and the Trust Instrument of Acquiring Trust are on file with the Secretaries of the Transferring Trust and the Acquiring Trust, respectively. This Agreement is executed by the undersigned officers on behalf of the Transferring Trust and the Acquiring Trust, respectively, and not on behalf of such officers or the Trustees of either the Transferring Trust or the Acquiring Trust as individuals. The respective obligations of the Transferring Trust and the Acquiring Trust under this Agreement are not binding upon any of their respective Trustees, officers or shareholders individually.

         9.7 CHOICE OF LAW. This Agreement shall be governed and construed in accordance with the internal laws of the [State of Delaware/Commonwealth of Massachusetts], without giving effect to principles of conflict of laws.

         9.8 COUNTERPARTS. This Agreement may be executed in counterparts, each of which, when executed and delivered, shall be deemed to be an original.

         9.9 ASSIGNMENT. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by either party without the written consent of the other party. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

IN WITNESS WHEREOF, the Transferring Trust, on behalf of the Transferring Funds, and the Acquiring Trust, on behalf of the Acquiring Funds, have caused this Agreement and Plan of Reorganization to be executed and attested on its behalf by its duly authorized representatives as of the date first above written.


                                                          JANUS INVESTMENT FUND on behalf of
                                                          Janus Money Market Fund and Janus
                                                          Government Money Market Fund

ATTEST:                                                   By:
         ------------------------------------------          ------------------------------------------
          Secretary                                          Vice President

                                                          JANUS ADVISER SERIES on behalf of Janus
                                                          Institutional Money Market Fund and Janus
                                                          Institutional Government Money Market Fund

ATTEST:                                                   By:
         ------------------------------------------          ------------------------------------------
          Secretary                                          Vice President

The undersigned is a party to this Agreement solely for the purpose of Sections
2.9 and 8.2.


                                                          JANUS CAPITAL MANAGEMENT LLC

ATTEST:                                                   By:
         ------------------------------------------          ------------------------------------------
                                                             Name:
                                                                  -------------------------------------
                                                             Title:
                                                                   ------------------------------------

               APPENDIX A TO AGREEMENT AND PLAN OF REORGANIZATION




----------------------------------------------------------------------------------------------------------------------
    (Transferring Fund/Class                     Interim Transferring                Acquiring Fund/Class (each
     (each a series of Janus                  Fund/Class (each a series of            a series of Janus Adviser
        Investment Fund)                            Janus Investment                        Series) Fund)

----------------------------------------------------------------------------------------------------------------------
       JANUS MONEY MARKET                       JANUS INTERIM MONEY                      JANUS INSTITUTIONAL
              FUND                                  MARKET FUND                           MONEY MARKET FUND

----------------------------------------------------------------------------------------------------------------------
         Institutional Shares                    Institutional Shares                   Institutional Shares

----------------------------------------------------------------------------------------------------------------------
            Service Shares                          Service Shares                         Service Shares

----------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------
           JANUS GOVERNMENT                         JANUS INTERIM                        JANUS INSTITUTIONAL
          MONEY MARKET FUND                        GOVERNMENT MONEY                       GOVERNMENT MONEY
                                                     MARKET FUND                             MARKET FUND

----------------------------------------------------------------------------------------------------------------------
         Institutional Shares                    Institutional Shares                   Institutional Shares

----------------------------------------------------------------------------------------------------------------------
            Service Shares                          Service Shares                         Service Shares

----------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------